Exhibit 99.1
    NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS FIRST QUARTER FINANCIAL RESULTS

HILLSBORO, OR - May 1, 2014 - Radisys Corporation (NASDAQ: RSYS), a market leader providing wireless infrastructure solutions for telecom, aerospace and defense applications, announced first quarter 2014 revenues of $43.8 million and a GAAP net loss of $10.4 million or $0.35 per diluted share. First quarter non-GAAP net loss was $4.2 million or $0.14 per diluted share.

Commenting on first quarter financial and business highlights, Brian Bronson, Radisys President and Chief Executive Officer stated, “Our first quarter financial results were in-line with the expectations set back in February and we continue to make the progress necessary to return to profitability in the second half as well as enable long-term profitable growth.

•
Our 20+ MRF trials in support of global VoLTE deployments for both our MPX-12000 system and virtualized software-only MRF (MPX-OS) continue to progress well, with certain customers preparing for network deployment in 2014.

◦	Deferred revenue was up over 30% sequentially due primarily to early Media Resource Function (MRF) product shipments in our new target markets.

•	Trillium bookings were up 38% year on year reflecting continued customer adoption of our LTE software technology.

◦
One of our Trillium customers was awarded a portion of a major U.S. wireless carrier’s small cell LTE network rollout. While not a meaningful part of our business today, our customer’s win further validates our position as a small cell and overall LTE software market leader.

•	Non-GAAP R&D and SG&A expense of $17.0 million was at its lowest level in eight years reflecting more than a 30% reduction over the last two years.

•
Our contract manufacturing transition, which is expected to result in approximately $6 million in annual cost of goods sold savings, remains on track for completion by the end of the third quarter of 2014.”

Other First Quarter Financial Highlights

•
Cash and cash equivalents were $42.3 million at the end of the first quarter. During the quarter, the Company issued 6.6 million shares of its common stock in a public offering, resulting in net proceeds of $20.6 million. Cash consumption excluding the proceeds from our follow-on offering was $3.8 million and included cash restructuring payments of $1.2 million.

2014 Outlook

•	Second quarter revenue is expected to be between $44 million and $50 million.

•	Non-GAAP gross margin is expected between 32% and 33% of sales.

•	Non-GAAP R&D and SG&A expenses are expected to approximate $16.5 million.

•	Non-GAAP earnings are expected to range from a net loss of ($0.11) to a profit of $0.01 per share.

Mr. Bronson continued, “As a result of our increased strategic focus, significant operational improvements and fundamental company restructuring we are positioned to return to non-GAAP profitability and positive cash flow in the second half of 2014. Our core focus areas remain software rich, vertically integrated products that include: media processing, LTE network protocols, solutions and services and NFV enabled systems and appliance products. For 2014, our full year revenue outlook remains between $200 million and $220 million and given our revised shares outstanding and mix changes towards lower margin products, we expect non-GAAP earnings of between $0.10 and $0.20 per share. These expectations are predicated on a number of factors including the state of our current audio conferencing business, the timing of our platforms products deployments in China and the timing of commercial VoLTE rollouts.”

Conference Call and Webcast Information

Radisys will host a conference call on Thursday, May 1, 2014 at 5:00 p.m. ET to discuss its first quarter 2014 results and financial outlook.

To participate in the live conference call, dial 888-333-0027 in the U.S. and Canada or 706-634-4990 for all other countries and reference conference ID # 27023097.  The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Thursday, May 15, 2014. To access the replay, dial 855-859-2056 or 404-537-3406 and reference conference ID# 27023097.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the second quarter and fiscal year 2014 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, including the success of transitioning contract manufacturing partners, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, and (k) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2013, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of May 1, 2014. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense, (c) restructuring and other charges (reversals), net, and (d) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, MRF (Media Resource Function), COM Express, and Network Appliance platforms coupled with Trillium Software and services enable customers to bring high-value products and services to market faster with lower investment and risk.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenues	$43,799	$68,178
Cost of sales:
Cost of sales	30,597	46,306
Amortization of purchased technology	2,054	2,217
Gross margin	11,148	19,655
Operating expenses:
Research and development	8,419	11,535
Selling, general and administrative	9,596	11,096
Intangible assets amortization	1,297	1,304
Restructuring and acquisition-related charges, net	1,300	1,270
Loss from operations	(9,464)	(5,550)
Interest expense	(287)	(332)
Other income, net	179	147
Loss before income tax expense	(9,572)	(5,735)
Income tax expense	862	822
Net loss	$(10,434)	$(6,557)

Net loss per share:
Basic	$(0.35)	$(0.23)
Diluted	$(0.35)	$(0.23)
Weighted average shares outstanding
Basic	29,864	28,470
Diluted	29,864	28,470

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	42,264	25,482
Accounts receivable, net	37,547	41,359
Inventories and inventory deposit, net	23,891	25,409
Other current assets	12,197	8,443
Total current assets	115,899	100,693
Property and equipment, net	13,474	14,854
Intangible assets, net	53,159	56,510
Other assets, net	3,949	4,128
Total assets	186,481	176,185

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	32,245	35,081
Deferred revenue	10,958	8,167
Other accrued liabilities	13,738	15,525
Line of credit	15,000	15,000
Convertible senior notes	18,000	—
Total current liabilities	89,941	73,773
Convertible senior notes	—	18,000
Other long-term liabilities	3,416	3,276
Total liabilities	93,357	95,049
Shareholders' equity:
Common stock	331,151	309,370
Accumulated deficit	(239,524)	(229,090)
Accumulated other comprehensive income	1,497	856
Total shareholders’ equity	93,124	81,136
Total liabilities and shareholders’ equity	186,481	176,185

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(10,434)	$(6,557)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	5,245	5,524
Stock-based compensation expense	1,121	1,099
Write off of purchased computer software	—	3,068
Net gain from sale of software assets	—	(1,575)
Other adjustments	2,774	465
Changes in operating assets and liabilities:
Accounts receivable	3,901	1,330
Inventories and inventory deposit	385	4,381
Accounts payable	(2,713)	(4,231)
Deferred revenue	2,791	(1,775)
Other operating assets and liabilities	(6,274)	(812)
Net cash (used in) provided by operating activities	(3,204)	917
Cash flows from investing activities:
Capital expenditures	(678)	(1,699)
Proceeds from sale of software assets	—	1,180
Net cash used in investing activities	(678)	(519)
Cash flows from financing activities:
Borrowings on line of credit	—	15,000
Repayment of convertible senior notes	—	(16,919)
Proceeds from issuance of common stock	20,880	219
Other financing activities, net	(235)	(18)
Net cash provided by (used in) financing activities	20,645	(1,718)
Effect of exchange rate changes on cash and cash equivalents	19	(114)
Net increase (decrease) in cash and cash equivalents	16,782	(1,434)
Cash and cash equivalents, beginning of period	25,482	33,182
Cash and cash equivalents, end of period	$42,264	$31,748

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2014		2013
North America	$16,830	38.5%	$26,702	39.2%
Asia Pacific	17,495	39.9	26,522	38.9
Europe, the Middle East and Africa	9,474	21.6	14,954	21.9
Total	$43,799	100.0%	$68,178	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2014		2013
ATCA Platforms	$23,192	53.0%	$34,818	51.0%
Software-Solutions	7,841	17.9	11,649	17.1
COM Express and Rackmount Server	10,461	23.9	14,627	21.5
Other Products	2,305	5.2	7,084	10.4
Total Revenues	$43,799	100.0%	$68,178	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31
	2014		2013
GROSS MARGIN:
GAAP gross margin	$11,148	25.5%	$19,655	28.8%
(a) Amortization of acquired intangible assets	2,054		2,217
(b) Stock-based compensation	131		130
(c) Restructuring and other charges, net	—		—
Non-GAAP gross margin	$13,333	30.4%	$22,002	32.3%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$8,419	19.2%	$11,535	16.9%
(b) Stock-based compensation	(229)		(249)
Non-GAAP research and development	$8,190	18.7%	$11,286	16.6%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$9,596	21.9%	$11,096	16.3%
(b) Stock-based compensation	(761)		(720)
Non-GAAP selling, general and administrative	$8,835	20.2%	$10,376	15.2%

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$(9,464)	(21.6)%	$(5,550)	(8.1)%
(a) Amortization of acquired intangible assets	3,351		3,521
(b) Stock-based compensation	1,121		1,099
(c) Restructuring and acquisition-related charges, net	1,300		1,270
Non-GAAP income (loss) from operations	$(3,692)	(8.4)%	$340	0.5%

NET INCOME (LOSS):
GAAP net income (loss)	$(10,434)	(23.8)%	$(6,557)	(9.6)%
(a) Amortization of acquired intangible assets	3,351		3,521
(b) Stock-based compensation	1,121		1,099
(c) Restructuring and acquisition-related charges, net	1,300		1,270
(d) Income taxes	477		533
Non-GAAP net income (loss)	$(4,185)	(9.6)%	$(134)	(0.2)%

GAAP weighted average diluted shares	29,864		28,470
Dilutive equity awards included in
non-GAAP earnings per share	—		—
Convertible senior notes dilutive shares	—		—
Non-GAAP weighted average diluted shares	29,864		28,470
GAAP net loss per share (diluted)	$(0.35)		$(0.23)
Non-GAAP adjustments detailed above	0.21		0.23
Non-GAAP net income (loss) per share (diluted)	$(0.14)		$—

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended		For the Year Ended
	June 30, 2014		December 31, 2014
	Low End	High End	Low End	High End
GAAP net loss	$(9.7)	$(5.7)	$(21.8)	$(18.4)
(a) Amortization of acquired intangible assets	3.4	3.4	13.4	13.4
(b) Stock-based compensation	1.6	1.6	6.6	6.6
(c) Restructuring and acquisition-related charges, net	0.3	0.3	3.0	3.0
(d) Income taxes	0.5	0.6	2.4	2.4
Total adjustments	5.8	5.9	25.4	25.4
Non-GAAP net income (loss)	$(3.9)	$0.2	$3.6	$7.0

GAAP weighted average shares	36,100	36,100	34,700	34,700
Non-GAAP adjustments	—	700	1,000	1,000
Non-GAAP weighted average shares (diluted) (I)	36,100	36,800	35,700	35,700

GAAP net loss per share	$(0.27)	$(0.16)	$(0.63)	$(0.53)
Non-GAAP adjustments detailed above	0.16	0.17	0.73	0.73
Non-GAAP net income (loss) per share (diluted) (I)	$(0.11)	$0.01	$0.10	$0.20

(I)	For all periods presented guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2014
GAAP	27.7%
(a) Amortization of acquired intangible assets	4.4
(b) Stock-based compensation	0.4
Non-GAAP	32.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
June 30, 2014
GAAP	$18.0
(b) Stock-based compensation	(1.5)
Non-GAAP	$16.5

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(b) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(d) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.